       E-1                                        EXHIBIT 3.2

                                                 November 3, 1993
                      AMENDED AND RESTATED
                         CODE OF BY-LAWS
                               OF
                      MAYFLOWER GROUP, INC.

                            ARTICLE 1
                         Identification

     Section 1.01.  Name.  The name of the Corporation is
Mayflower Group, Inc. (the "Corporation").

     Section 1.02.  Place of Keeping Corporate Books and Records.
The books of account, records, documents and papers of the Corporation shall be kept at any place or places within or without the State of Indiana as directed by the Board of Directors. In the absence of a direction, the books of account, records, documents and papers shall be kept at the principal office of the Corporation.

     Section 1.03.  Seal.  The Board of Directors of the
Corporation may designate the design and cause the Corporation to obtain and use a corporate seal, but the failure of the Board to designate a seal or the absence of the impression of the corporate seal from any document shall not affect in any way the validity or effect of such document.

     Section 1.04.  Fiscal Year.  The fiscal year of the
Corporation shall end at such time as the Board of Directors shall determine. In the event the Board of Directors shall not make such a determination, the fiscal year of the Corporation shall be the calendar year.

                            ARTICLE 2
                          Capital Stock

     Section 2.01. Issue and Consideration for Shares. The Board of Directors shall cause the Corporation to issue the shares of the Corporation for such consideration as may be fixed by such Board pursuant to the provisions of the Articles of Incorporation.

     Section 2.02. Subscriptions for Shares. Subscriptions for shares of the Corporation shall be paid to the Treasurer at such time or times, in such installments or calls, and upon such terms, as shall be determined, from time to time, by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same class or to all shares of the same series, as the case may be.

     Section 2.03. Consideration for Shares. Subject to the provisions of the Articles of Incorporation, the Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the Corporation; provided, however, that the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for the issuance of such shares. When payment of the consideration for which a share was authorized to be issued shall have been received by the Corporation, or when surplus shall have been transferred to stated capital upon the issuance of a share dividend, such share shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon. The judgment of the Board of Directors as to the value of such property, labor, or services received as consideration or the value placed by the Board of Directors upon the corporate assets in the event of a share dividend, shall be conclusive.

     Section 2.04. Certificates for Shares. Each Shareholder of the Corporation shall be entitled to a certificate, signed (either originally or by facsimile) by the Chief Executive Officer or the President and the Secretary or an Assistant Secretary of the Corporation stating the name of the registered holder, the number of shares represented thereby and the kind and class thereof, the par value of each share or a statement that such shares have no par value, and whether such shares have been fully paid and are nonassessable. Such certificates shall be in such form as the Board of Directors may, from time to time, by resolution approve.

     Section 2.05.  Transfer of Shares.  The shares of the
Corporation shall be transferable on the books of the Corporation only upon surrender of the certificate or certificates representing the same, provided:

          (a) Endorsement. The certificate is properly endorsed by the registered holder or his duly authorized attorney;

          (b) Witnessing. The endorsement or endorsements are witnessed by one witness unless this requirement is waived in writing upon the form of endorsement by the Chief Executive Officer, the President, a Vice President, or the Secretary of the Corporation;

          (c) Adverse Claims. The Corporation has no notice of any adverse claims or has discharged any duty to inquire into any such claims;

          (d) Collection of Taxes. All applicable laws relating to the collection of taxes have been complied with; and

          (e) Other Requirements. All other reasonable requirements imposed by the Corporation, not inconsistent with the relevant Indiana statutes, have been satisfied.

     Section 2.06. Transfer Agent. The Board of Directors shall have the power to appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of shares of any class, and may require that certificates shall be countersigned and registered by one or more of such Transfer Agents and Registrars.

     Section 2.07.  Lost, Stolen or Destroyed Certificates.  The
Corporation may issue a new certificate for shares of the Corporation in the place of any certificate theretofore issued where the holder of record of the certificate:

          (a) Claim. Makes proof in affidavit form that the certificate has been lost, destroyed, or wrongfully taken;

          (b) Timely Request. Requests the issue of a new certificate before the Corporation has notice that the previously issued certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim;

          (c) Bond. Gives a bond with open penalty in such form, and with such surety or sureties as the Corporation may direct, to indemnify the Corporation against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

          (d) Other Requirements. Satisfies all other reasonable requirements imposed by the Corporation.

When a certificate has been lost, apparently destroyed, or wrongfully taken and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by this certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

                            ARTICLE 3
                    Meetings of Shareholders

     Section 3.01.  Place of Meetings.  All meetings of
Shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices or waivers of notice thereof, or proxies to represent Shareholders thereat.

     Section 3.02. Annual Meeting. Unless otherwise determined by the Board of Directors, the annual meeting of the Shareholders for the election of Directors, and for the transaction of such other business as may properly come before the meeting, shall be on the last Wednesday of each April, following the close of each fiscal year, if such day is not a legal holiday, and if a legal holiday, then on the first following business day that is not a legal holiday. Failure to hold the annual meeting at the designated time shall not work any forfeiture or a dissolution of the Corporation.

     Section 3.03. Special Meetings. Special meetings of the Shareholders may be called by the Chairman of the Board, by the President, by a majority of the Board of Directors, or by Shareholders holding of record not less than one-fourth of all the shares outstanding and entitled by the Articles of Incorporation to vote on the business proposed to be transacted thereat; and shall be called by the President at the request in writing of a majority of the Board of Directors or Shareholders holding of record a majority of all the shares outstanding and entitled by the Articles of Incorporation to vote on the business for which the meeting is being called. Any request for a special meeting of the Shareholders shall state the purpose or purposes of the proposed meeting.

     Section 3.04. Record Date. The Board of Directors may fix a record date, not exceeding seventy (70) nor less than ten (10) days prior to the date of any meeting of Shareholders, for the purpose of determining the Shareholders entitled to notice of and to vote at such meeting. In the absence of action by the Board of Directors fixing a record date as herein provided, the record date shall be the fourteenth day prior to the date of the meeting.

     Section 3.05. Notice of Meetings. A written or printed notice, stating the place, day and hour of the meeting, and, in the case of a special meeting or when otherwise required by any provision of the Indiana Business Corporation Law, the Articles of Incorporation or this Code of By-Laws, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary or by the persons calling the meeting to each holder of shares of the Corporation at the time entitled to vote, at such address as appears on the records of the Corporation, at least ten (10) days but not more than sixty (60) days before the date of the meeting. Each Shareholder who has in the manner provided below waived notice of a Shareholders' meeting, or who personally attends a Shareholders' meeting, or is represented thereat by a proxy duly authorized to appear by an instrument of proxy complying with the requirements hereinafter set forth, shall be conclusively presumed to have been given due notice of such meeting.

     Section 3.06. Waiver of Notice. Notice of any such meeting may be waived in writing by any Shareholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called, and the time and place thereof. Attendance at any meeting, in person or by proxy, shall constitute a waiver of notice of such meeting.

     Section 3.07. Proxies. Shareholders entitled to vote at any meeting of Shareholders may vote either in person or by proxy executed in writing by the Shareholder or a duly authorized attorney-in-fact of such Shareholder. For purposes of this section, a proxy granted by telegram, telex, facsimile transmission or other document transmitted electronically for or by a Shareholder shall be deemed "executed in writing by the Shareholder." The general proxy of a fiduciary shall be given the same effect as the general proxy of any other Shareholder.
No proxy shall be valid after eleven (11) months from the date of its execution unless a longer time is expressly provided therein.

     Section 3.08. Quorum. At any meeting of Shareholders, the holders of a majority of the outstanding shares that may be voted on the business to be transacted at such meeting, represented thereat in person or by proxy, shall constitute a quorum, and a plurality of the votes cast shall be necessary for the transaction of any business by the meeting, unless a greater number is required by law, the Articles of Incorporation or this Code of By-Laws. In case a quorum shall not be present at any meeting, the holders of record of a majority of such shares so present in person or by proxy may adjourn the meeting from time to time, without notice, other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally scheduled.

     Section 3.09. Voting Lists. The Secretary of the Corporation shall make, at least five (5) days before each meeting of Shareholders, a complete list of the Shareholders entitled by the Articles of Incorporation to vote at such meeting, arranged in alphabetical order, with the address and number of shares so entitled to vote held by each, which list shall be on file at the principal office of the Corporation and subject to inspection by any Shareholder at any time during usual business hours for a period of five (5) days prior to such meeting. Such list shall be produced and kept open at the time and place of the meeting and subject to the inspection of any Shareholder during the holding of such meeting. The original stock register or transfer book, or a duplicate thereof kept in the State of Indiana, shall be the only evidence as to who are the Shareholders entitled to examine such list, or the stock ledger or transfer book, or to vote at any meeting of the Shareholders.

     Section 3.10. Addresses of Shareholders. The address of any Shareholder appearing upon the records of the Corporation shall be deemed to be (a) the latest address of such Shareholder appearing on the records maintained by the Transfer Agent or Registrar, as the case may be, for the class of shares held by such Shareholder, if the Corporation has a Transfer Agent or Registrar for such class of shares and the Board of Directors has provided in the resolutions appointing the Transfer Agent or Registrar that notices of change of address shall be given to one of such agents by Shareholders of such class; or (b) the latest address of such Shareholder appearing on the records maintained by the Secretary for the class of shares held by such Shareholder, if the Corporation has no Transfer Agent or Registrar for such class of shares or if it has a Transfer Agent or Registrar for such class of shares but the resolutions appointing the Transfer Agent or Registrar do not provide that notice of change of address shall be given to one of such agents by Shareholders of such class of shares.

     Section 3.11.  Voting at Meetings.

          (a) Common Shares. Except as otherwise provided by law or by the provisions of the Articles of Incorporation, every holder of Common Stock of the Corporation shall have the right, at every Shareholders' meeting, to one vote for each share standing in his name on the books of the Corporation. Cumulative voting shall not be permitted.

          (b) Voting of Shares Owned by Other Corporations. Shares of the Corporation standing in the name of another corporation may be voted by such officer, agent or proxy as the board of directors of such other corporation may appoint, or as the by-laws of such other corporation may prescribe.

          (c) Voting of Shares Owned by Fiduciaries. Shares held by fiduciaries may be voted by the fiduciaries in such manner as the instrument or order appointing such fiduciaries may direct. In the absence of such direction or the inability of the fiduciaries to act in accordance therewith, the following provisions shall apply:

               (i) Joint Fiduciaries. Where shares are held jointly by three (3) or more fiduciaries, such shares shall be voted in accordance with the will of the majority.

               (ii) Equally Divided Fiduciaries. Where the fiduciaries, or a majority of them, cannot agree, or where they are equally divided, upon the questions of voting such shares, any court of general equity jurisdiction may, upon petition filed by any of such fiduciaries, or by any party in interest, direct the voting of such shares as it may deem for the best interests of the beneficiaries, and such shares shall be voted in accordance with such direction.

               (iii) Proxy of Fiduciary. The general proxy of a fiduciary shall be given the same weight and effect as the general proxy of an individual or corporation.

          (d) Voting of Pledged Shares. Shares that are pledged may, unless otherwise provided in the agreement of pledge, be voted by the Shareholder pledging the same until the shares shall have been transferred to the pledgee on the books of the Corporation, and thereafter they may be voted by the pledgee.

     Section 3.12. Order of Business. The order of business at the annual meetings, and so far as practicable at all other meetings, of the Shareholders, shall be:

     Item (1). Proof of due notice of meeting.

     Item (2). Determination of quorum.

     Item (3). Reading and disposal of any unapproved minutes.

     Item (4). Reports of Officers and Committees.

     Item (5). Unfinished business.

     Item (6). New business.

     Item (7). Election of Directors.

     Item (8). Adjournment.

     Section 3.13. Action Taken without a Meeting; Consent of Shareholders. Any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting if the action is taken by all the Shareholders entitled to vote on the action. The action must be evidenced by one (1) or more written consents describing the action taken, signed by all the Shareholders entitled to vote on the action, and delivered to the corporate records. The record date for determining Shareholders entitled to take action without a meeting is the date the first Shareholder signs the consent under the preceding sentence. Action taken under this Section 3.13 is effective when the last Shareholder signs the consent unless the consent specifies any different prior or subsequent effective date. A consent signed under this Section 3.13 has the effect of a meeting vote and may be described as such in any document.

     Section 3.14. Notice to Nonvoting Shareholders. If the Indiana Business Corporation Law requires that notice of any proposed action be given to nonvoting Shareholders and the action is to be taken by unanimous consent of the voting Shareholders, the Corporation must give its nonvoting Shareholders written notice of the proposed action at least ten (10) days before the action is taken. The notice must contain or be accompanied by the same material that, under the Indiana Business Corporation Law, would have been required to be sent to nonvoting Shareholders in a notice of meeting at which the proposed action would have been submitted to the Shareholders for action.

     Section 3.15. Introduction of Business at a Shareholders' Meeting. At an annual meeting of the Shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a Shareholder. For business to be properly brought before an annual meeting by a Shareholder, the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the even that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to Shareholders, notice by the Shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A Shareholder's notice to the Secretary shall set forth as to each matter the Shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the Shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the Shareholder, and (d) any material interest of the Shareholder in such business. Notwithstanding anything in this Code of By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 3.15. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 3.15, in which event such business shall not be transacted.

                            ARTICLE 4
                       Board of Directors

     Section 4.01. Duties and Number. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting of five (5) persons. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting in which a quorum is present and in accordance with the Articles of Incorporation. No decrease in the number of Directors at any time shall have the effect of shortening the term of any incumbent Director.

     Section 4.02. Designation of Director Nominees. Nominations of persons for election to the Board of Directors of the Corporation shall be made by the Board of Directors and may be made by any Shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 4.02.

          Nominations by a Shareholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a Shareholder's notice shall be delivered to or mailed and received at the principal offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to Shareholders, notice by the Shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

          Such Shareholder's notice shall set forth (a) as to each person whom the Shareholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the Shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such Shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such Shareholder.

          Nominations of persons for election to the Board of Directors of the Corporation shall be made by the Board of Directors no later than at the last regular meeting of the Board of Directors preceding each Annual Shareholders' Meeting. At such meeting, the Chief Executive Officer of the Corporation shall be designated for nomination and nominated for re-election to the Board of Directors at the Annual Meeting of Shareholders at which his term expires. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a Shareholder's notice of nomination which pertains to the nominee.

          No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 4.02. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Code of By-Laws, in which event the defective nomination shall be disregarded.

          In the event that a person is validly designated as a nominee in accordance with the procedures set forth in this
Section 4.02 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directions or the Shareholder who proposed such nominee, as the case may be, may designate a substitute nominee.

          If a Director resigns from the Board of Directors, the resigning Director may designate a person for nomination to succeed the resigning Director and the Board of Directors shall nominate such person for election to fill such vacancy. In all other cases, the Board of Directors shall designate for nomination and nominate the person to fill a vacancy on the Board of Directors.

     Section 4.03. Powers of Directors. The Board of Directors shall exercise all the powers of the Corporation, subject to the restrictions imposed by law, the Articles of Incorporation and this Code of By-Laws.

     Section 4.04. Annual Meeting. Unless otherwise determined by the President or the Board of Directors, the Board of Directors shall meet each year as soon as practicable after the annual meeting of the Shareholders, at the place where such meeting of the Shareholders has been held, for the purpose of organization, election of Officers, and consideration of any other business that may properly be brought before the meeting. No notice shall be necessary for the holding of this annual meeting. If such meeting is not held as above provided, the election of Officers may be held at any subsequent duly constituted meeting of the Board of Directors.

     Section 4.05. Other Meetings. At least six (6) regular meetings of the Board of Directors will be held each year, with or without notice, at such places and times as may from time to time be fixed by resolution of the Board of Directors. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, and shall be called upon the written request of any member of the Board of Directors. Notice of such a special meeting shall be sent by the Secretary or Assistant Secretary to each Director at his residence or usual place of business by letter, telegram, or facsimile transmission at such time that, in regular course, such notice would reach such place not later than forty eight hours before such meeting; or may be delivered by the Secretary or Assistant Secretary to a Director by word of mouth or telephone received not later than two hours before such meeting. At any meeting at which all Directors are present, notice of the time, place and purpose thereof shall be deemed waived; and notice may be waived (either before or after the time of the meeting) by absent Directors, either by written instrument or telegram. Such meetings may be held at any place within or without the State of Indiana, as may be specified in the respective notices, or waivers of notice, thereof.

     Section 4.06. Meeting by Telephone, etc. Any or all of the members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or the committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other, and participation by these means constitutes presence in person at the meeting.

     Section 4.07. Quorum. A majority of the actual number of Directors elected and qualified, from time to time, shall be necessary to constitute a quorum for the transaction of any business and the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law, the Articles of Incorporation or this Code of By-Laws.

     Section 4.08.  Action Taken Without Meeting: Consent.
Unless the Articles of Incorporation or this Code of By-Laws provide otherwise, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each Director and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 4.08 is effective when the last Director signs the consent, unless the consent specifies any different, prior or subsequent effective date. A consent signed under this Section 4.08 has the effect of a meeting vote and may be described as such in any document.

     Section 4.09. Resignations. Any Director may resign at any time by giving written notice to the Board, the Chairman or the Secretary. Such resignation shall take effect when delivered unless the notice specifies a later effective date, and unless otherwise specified in the resignation, the acceptance of the resignation shall not be necessary to make it effective.

     Section 4.10. Vacancies and Removal. Any vacancy occurring on the Board of Directors of the Corporation shall be filled as provided in the Articles of Incorporation. Shareholders shall be notified of any increase in the number of Directors and the name, principal occupation and other pertinent information about any Director elected by the Board to fill any vacancy in the next mailing sent to the Shareholders following any such increase or election. Any Director, or the entire Board, may be removed from office only as provided in the Articles of Incorporation.

     Section 4.11. Compensation of Directors. The Board of Directors is empowered and authorized to fix and determine the compensation of Directors for attendance at meetings of the Board of Directors and additional compensation for such additional services any of such Directors may perform for the Corporation.

     Section 4.12. Dividends. The Board of Directors shall have power, subject to any restrictions contained in the Articles of Incorporation or provided by law, to declare and pay dividends upon the outstanding shares of the Corporation. Dividends may be paid in cash, in property, or in shares of the Corporation.

                            ARTICLE 5
                        Board Committees

     Section 5.01.  No Executive Committee.  The Board of
Directors may not appoint an Executive Committee.

     Section 5.02. Other Committees. The Board of Directors shall appoint an Audit Committee, composed of Directors who are not members of the management of the Corporation, and a Compensation Committee, a majority of whom shall be Directors who are not members of the management of the Corporation, both to be chaired by Directors who are not members of the management of the Corporation. In addition, the Board of Directors may appoint additional special purpose committees from time to time.

     Section 5.03. Authority of Committees; Procedures. Each committee appointed by the Board of Directors in accordance with
Section 5.02 of this Code of By-Laws may exercise the authority of the Board of Directors with respect to the purposes for which it was formed and subject to limitations on committee authority expressly imposed by law, the Articles of Incorporation, this Code of By-Laws and the Board of Directors. Sections 4.05 through 4.08 of this Code of By-Laws which govern meetings, action without meetings, notice, and quorum and voting requirements of the Board of Directors, apply to committees as well.

                            ARTICLE 6
                          The Officers

     Section 6.01. Officers. The Officers of the Corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer and may include one or more Executive Vice Presidents or Senior Vice Presidents, and a Chief Accounting Officer, a Chief Operating Officer, as well as such Administrative Officers as may be elected or appointed in accordance with Section 6.03 of this Code of By-Laws and other Officers as the Board of Directors may, from time to time, determine advisable.

     Section 6.02. Limitation of Officer's Authority. Notwithstanding the provisions of this Article 6, no Officer of the Corporation shall have authority, without authorization from the Board of Directors, (a) to effect capital expenditures by the Corporation in an aggregate amount in excess of budgeted amounts approved by the Board of Directors, (b) to effect any merger or acquisition of the Corporation, (c) to take action affecting the compensation or benefits of executive management of the Corporation, (d) to promote any Officer, (e) to borrow any funds except (i) borrowings in an aggregate amount not in excess of budgeted amounts approved by the Board of Directors, or (ii) amounts borrowed from any subsidiary of the Corporation, (f) to make any loans or advances except to a subsidiary of the Corporation, (g) to make any primary public offering or private placement of securities of the Corporation, (h) to liquidate or sell substantially all of the assets of the Corporation, or (i) to sell shares of or substantially all of the assets of any subsidiary of the Corporation.

     Section 6.03. Election and Appointment. At each annual meeting of the Board of Directors each of the Officers of the Corporation shall be elected to serve until the next annual meeting of the Board of Directors and until their successors are elected and qualified. Whenever any vacancy shall occur in any office by death, resignation, an increase in the number of offices of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the Officers who are elected shall hold office until the next annual meeting of the Board of Directors and until their successors are elected and qualified. Notwithstanding the foregoing, the Chief Executive Officer shall have the authority to appoint Administrative Offices, and the Officers so appointed shall hold office at the will of the Chief Executive Officer.

     Section 6.04. Multiple Officers. Any person may hold two or more offices except that no person shall hold the offices of President and Secretary at the same time.

     Section 6.05. Resignations. Any Officer may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer, the President or the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 6.06. Removal. Any Officer may be removed either with or without cause, at any time, by the vote of two-thirds of the number of Directors elected and qualified.

     Section 6.07. Vacancies. Whenever any vacancies shall occur in any office by death, resignation, removal, increase in the number of offices of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the Officer so chosen shall hold office during the remainder of the term for which his predecessor was chosen or as otherwise provided herein.

     Section 6.08. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and Shareholders and shall perform such other duties as the Board of Directors may prescribe. The Chairman shall be chosen from among the Directors.

     Section 6.09. Chief Executive Officer. The Chief Executive Officer, subject to the direction of the Board of Directors, shall have general and active control of the affairs and business of the Corporation and general supervision of its Officers, officials, employees and agents. In the absence of the Chairman of the Board or failing his election, the Chief Executive Officer shall preside at all meetings of the Board of Directors and Shareholders. He shall see that all orders and resolutions of the Board of Directors are carried into effect, and in addition he shall have all the powers and perform all the duties generally appertaining to the office of chief executive officer. The Chief Executive Officer shall be chosen from among the Directors.

     In the case of the Chief Executive Officer's absence or inability to act, he may appoint the President or any Executive Vice President, Senior Vice President or Vice President to temporarily act in his place. In the case of the death of the Chief Executive Officer, or in the case of his absence or inability to act without having designated an Officer to act temporarily in his place, the Officer to perform the duties of the Chief Executive Officer shall be designated by the Board of Directors.

     Section 6.10. President. The President, unless otherwise directed by the Board of Directors, shall be the chief administrative officer of the Corporation and shall manage the operations of the Corporation, subject however, to the control of the Board of Directors and Chief Executive Officer. He shall, in general, perform all duties incident to the office of the President and such other duties as, from time to time, may be assigned to him by the Board of Directors or Chief Executive Officer. The President shall be chosen from among the Board of Directors.

     In the case of the President's absence or inability to act, he may appoint any Executive Vice President, Senior Vice President or Vice President to temporarily act in his place. In the case of the death of the President, or in the case of his absence or inability to act without having designated an Officer to act temporarily in his place, the Officer to perform the duties of the President shall be designated by the Board of Directors.

     Section 6.11. Executive Vice Presidents and Senior Vice Presidents. Executive Vice President or a Senior Vice President shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer or the President may from time to time delegate to him. There may be one or more Executive Vice Presidents and Senior Vice Presidents.

     Section 6.12. Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its capital, assets, liabilities, receipts, disbursements, gains and losses. The Chief Financial Officer shall send or cause to be sent to the Shareholders of the Corporation such financial statements and reports as are by law or this Code of By-Laws required to be sent to them. The Chief Financial Officer shall be responsible for all funds of the Corporation and shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall control the disbursement of funds of the Corporation as may be ordered by the Board of Directors, and shall render to the Chief Executive Officer, President and Directors, upon request, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation. The Chief Financial Officer shall, in general, perform the duties incident to the office of the Chief Financial Officer and such other duties as, from time to time, may be prescribed by the Board of Directors or Chief Executive Officer.

     Section 6.13. Secretary. The Secretary shall attend all meetings of the Shareholders and of the Board of Directors, and shall keep or cause to be kept in a book provided for the purpose a true and complete record of the proceedings of such meetings, and shall perform a like duty, when required, for all committees appointed by the Board of Directors. He shall perform such other duties as this Code of By-Laws, the Board of Directors, the Chief Executive Officer, the President or the Executive Vice Presidents may prescribe. He shall give all notices of the Corporation, provided, however, that in case of his absence, negligence or refusal so to do, any notice may be given by a person so directed by the President or by the requisite number of Directors or Shareholders upon whose request the meeting is called as provided by this Code of By-Laws.

     Section 6.14. Chief Accounting Officer. At the discretion of the Board of Directors there may be elected a Chief Accounting Officer who shall report to and assist the Chief Financial Officer. The Chief Accounting Officer shall also be responsible for maintaining adequate and correct accounts of the properties and business transactions of the Corporation, including its capital, assets, liabilities, receipts, disbursements, gains and losses, and shall perform such other duties as, from time to time, may be assigned by the Board of Directors, Chief Executive Officer, President or Chief Financial Officer.

     Section 6.15. Treasurer. The Treasurer shall report to and assist the Chief Financial Officer of the Corporation in such duties as the Chief Financial Officer shall direct, and unless otherwise directed, shall be responsible for depositing all monies and other valuables in the name and to the credit of the Corporation, disbursing funds of the Corporation, investing excess funds of the Corporation, and assisting the Chief Financial Officer in obtaining debt or capital financing as may be directed by the Board of Directors. The Treasurer shall also perform such other duties as, from time to time, may be assigned by the Board of Directors, Chief Executive Officer, President or Chief Financial Officer.

     Section 6.16. Administrative Officers. Administrative Officers may include Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, a Controller and such other Officers as the Board of Directors or the Chief Executive Officer may designate. An Administrative Officer shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer or the President shall delegate to him, including, in the case of an Assistant Secretary or an Assistant Treasurer, the performance of the duties of the principal Officer when the incumbent is unable to act or it is impractical for him to act personally, subject to any restrictions or such authority as may be imposed by the President or the Board. The acts of Assistant Secretaries and Assistant Treasurers, within the scope of their authority, shall be the act of the Corporation to the same extent as if done by the principal Officer.

     Section 6.17. Delegation of Authority. In case of the absence of any Officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such Officer to any other Officer or to any Director, for the time being, provided a majority of the entire Board of Directors concurs therein.

                            ARTICLE 7
               Special Corporate Acts, Negotiable
             Instruments, Deeds, Contracts and Stock

     Section 7.01. Execution of Negotiable Instruments. All checks, drafts, bills of exchange and orders for the payment of money of the Corporation shall, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be signed by any two of the following Officers: Chief Executive Officer, President, Executive Vice President, Chief Financial Officer, Secretary or Treasurer. The Board of Directors may, however, authorize any one or more of such Officers to sign checks, drafts, bills of exchange and orders for the payment of money by the Corporation singly and without necessity of countersignature; and the Board of Directors may designate any employee or employees of the Corporation, in addition to those named above, who may, in the name of the Corporation, execute checks, drafts, bills of exchange and orders for the payment of money by the Corporation or in its behalf.

     Section 7.02. Execution of Deeds, Contracts, Etc. All deeds, notes, bonds and mortgages made by the Corporation and all other written contracts and agreements, other than those executed in the ordinary course of corporate business, to which the Corporation shall be a party shall be executed in its name by the Chief Executive Officer, the President, any Executive Vice President or by any other Officer so authorized by the Board of Directors, acting by resolution; and the Secretary or any Assistant Secretary, when necessary or required, shall attest the execution thereof.

     Section 7.03. Ordinary Contracts and Agreements. All written contracts and agreements into which the Corporation enters in the ordinary course of business operations shall be executed by any Officer of the Corporation or by any other employee of the Corporation designated by the Chief Executive Officer or the President to execute such contracts and agreements.

     Section 7.04. Endorsement of Certificates for Shares. Unless otherwise directed by the Board of Directors, any share or shares issued by any corporation and owned by the Corporation (including reacquired shares of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the Chief Executive Officer, President and such endorsement shall be duly attested by the Secretary or any Assistant Secretary.

     Section 7.05. Voting of Shares Owned by Corporation. Unless otherwise directed by the Board of Directors, any share or shares issued by any other corporation and owned by the Corporation may be voted at any shareholders' meeting of such other corporation by the Chief Executive Officer, the President or any Executive Vice President of the Corporation. Whenever, in the judgment of the Chief Executive Officer, the President or any Executive President, it is desirable for the Corporation to execute a proxy or give a shareholders' consent in respect to any share or shares issued by any other corporation and owned by the Corporation such proxy or consent shall be executed in the name of the Corporation by the Chief Executive Officer, the President or any Executive Vice President of the Corporation. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have the full right, power and authority to vote the share or shares issued by such other corporation and owned by the Corporation in the same manner as such share or shares might be voted by the Corporation.

     Section 7.06. Merger or Acquisition, Etc.; Voting Requirements. The affirmative vote of a majority of the members of the Board of Directors of the Corporation shall be necessary to approve (i) any merger of the Corporation, (ii) any liquidation of the Corporation or sale of all or substantially all of its assets, (iii) any sale of the stock of Mayflower Transit, Inc. or Mayflower Contract Services, Inc. owned by the Corporation, or (iv) any liquidation or sale of all or substantially all of the assets of, or merger involving, Mayflower Transit, Inc. or Mayflower Contract Services, Inc.

                            ARTICLE 8
                           Amendments

     Section 8.01. Amendment of By-Laws. The power to make, alter, amend or repeal this Code of By-Laws of the Corporation is vested in the Board of Directors.